UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

HEALTHCARE TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35568	20-4738467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

(480) 998-3478

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2012, the Board of Directors of Healthcare Trust of America, Inc., or the Company, amended and restated the Company’s Bylaws. Prior to the listing of the Company’s Class A common stock on the New York Stock Exchange on June 6, 2012, the Company operated as a non-traded REIT subject to the NASAA Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA REIT Guidelines, as a result of which the Company’s Bylaws contained numerous provisions that are not applicable to exchange-traded REITs and other companies, including the Company’s competitors. The Bylaws were amended and restated to, among other things:

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Establish more detailed procedures for stockholders to call a special meeting of stockholders. The procedures (which will be effective once the Charter is amended to delete the NASAA REIT Guidelines requirement that a special meeting of stockholders be called upon the request of the holders of at least ten percent of the outstanding shares entitled to vote) address issues relating to (a) an increase in the percentage of shares entitled to require a special meeting of stockholders from 10% to a majority, (b) delivery and contents of the initial notices from stockholders requesting a special meeting, (c) the fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting, (d) responsibility for the costs of preparing and mailing notice of the meeting, (e) setting the time, date and place of special stockholders meetings, (f) revocation of requests for special stockholders meetings and (g) verifying the validity of a stockholder request for a special meeting.

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Change stockholder notification procedures. Clarify that notice of stockholders meetings may be given by electronic transmission, provide for “householding” of notices, as permitted by the Maryland General Corporation Law and federal proxy rules, provide that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting and clarify that the Company may cancel a stockholders meeting or postpone it without further notice to a date not more than 120 days after the record date originally fixed for the meeting.

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Plurality voting standard for directors. Provide that (effective upon the Charter amendment to delete the NASAA REIT Guidelines requirement that a director receive the affirmative vote of a majority of the shares present in order to be elected) directors will be elected by a plurality of the votes cast.

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Establish more detailed advance notice procedures for stockholder nominations for directors and stockholder business proposals. The amendments expand the information required to be disclosed by the stockholder making a proposal or nomination, including without limitation (i) the extent to which the stockholder proponent has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing benefit, loss or risk of share price changes or increasing or decreasing the proponent’s voting power in the stock of the Company or any affiliate of the Company, (ii) the proponent’s investment strategy or objective and any related disclosure document that the proponent has provided to its investors and (iii) other information required by the director and officer questionnaire in connection with the Company’s annual meeting. The amendments further provide that information submitted by the stockholder proponent that is inaccurate in any material respect shall be deemed not to have been provided in accordance with the Bylaws, and require, as part of the existing verification process, that the stockholder, upon request, update information provided to the Company and notify the Company of any change in such information.

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Affiliated party transactions. Delete the requirement that any action pertaining to any transaction in which the Company is purchasing, selling, leasing or mortgaging any real estate asset, making a joint venture investment or engaging in any other transaction in which an advisor, director or officer of the Company, any affiliated lessee or affiliated contract manager of any property of the Company or any affiliate of the foregoing has any direct or indirect interest other than as a result of their status as a director, officer or stockholder of the Company be approved by the affirmative vote of a majority of the independent directors.

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Board procedures and qualifications. Delete the NASAA REIT Guidelines requirement that (i) independent directors nominate replacements for vacancies among the independent directors’ positions and (ii) all committees of the Board of Directors of the Company, or the Board, be comprised of a majority of independent directors. The amendments further provide the power of the Board and stockholders to ratify prior actions or inactions by the Company. This proposed section also provides that matters questioned in litigation may be ratified and, if so ratified, shall bar any claim or execution of any judgment as to such questioned matter. The amendments also clarify (i) that the Board may designate the Chairman of the Board as an executive or non-executive chairman and (ii) the method by which a director may resign from the Board.

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Indemnification and advancement of expenses. Add a new section to mandate that (once the Charter is amended to remove the NASAA REIT Guidelines restrictions on indemnification of, and advance of expenses to, directors and officers) the Company indemnify and advance expenses to directors and officers to the maximum extent permitted by Maryland law. Also, clarify that the advancement of expenses does not require a preliminary determination of the ultimate entitlement to indemnification and that the rights to indemnification and advancement of expenses vest immediately upon election of a director or officer.

This summary of the material changes to the Bylaws is qualified in its entirety by the Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Healthcare Trust of America, Inc., effective December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

December 19, 2012	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

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